UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2006

Commission	Registrant, State of Incorporation, Address	I.R.S. Employer
File Number	and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
        240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
         240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2006, SCANA Corporation (SCANA) announced that Neville O. Lorick will retire as president of South Carolina Electric & Gas Company (SCE&G) effective May 15, 2006. Mr. Lorick is expected to continue to serve in a consulting capacity with SCANA, and in that role may assist in overseeing the evaluation of SCE&G’s next generation expansion projects and the installation of significant environmental abatement equipment at several fossil plants. The terms of such consulting arrangement have not been finalized.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 27, 2006 the following appointments and departures of principal and named executive officers were announced by SCANA, each of which are effective May 15, 2006.

Neville O. Lorick will retire as president of SCE&G.

Kevin B. Marsh (age 50) was appointed president of SCE&G. Mr. Marsh has served as senior vice president and chief financial officer of SCANA and all of its subsidiaries since May 1998. He also served as president and chief operating officer of PSNC Energy from October 2001 through March 2003.

Jimmy E. Addison (age 45) was appointed chief financial officer of SCANA and all of its subsidiaries. Mr. Addison has served as vice president of finance for SCANA and all of its subsidiaries since August 2001. Mr. Addison served as vice president of information services and technology of SCANA Services, Inc. from April 2000 through July 2001.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

Date: May 1, 2006	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller